UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CALDERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0982060
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

278 DP Road, Suite D
Los Alamos, New Mexico 87544

(Address of principal executive offices) (Zip Code)

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, $.001 Par Value

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-179508

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $.001 Par Value

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Caldera Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Securities” in Registrant’s Registration Statement on Form S-1 (File No. 333-179508), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2012, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS

A.
Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-179508), as amended (the “Registration Statement”), and incorporated herein by reference).

B.	By-Laws (filed as Exhibit 3.4 to the Company’s Registration Statement and incorporated herein by reference).
C.	First Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Company’s Registration Statement and incorporated herein by reference).
D.	Certificate of Designations (filed as Exhibit 3.3 to the Company’s Registration Statement and incorporated herein by reference).
E.	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.5 to the Company’s Registration Statement and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 28, 2012

CALDERA PHARMACEUTICALS, INC.

/s/ Benjamin Warner
Benjamin Warner Chief Executive Officer

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